Exhibit 24

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Exchange Act of 1934, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes William VanVliet and Richard S. Henderson, and each of them, with full power of substitution, to execute in the name and on behalf of such person any amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the person(s) so acting deems appropriate, and appoints each of such persons, each with full power of substitution, attorney-in-fact to sign any amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therein.

Date: July 17, 2009
By:
/s/ William VanVliet
William VanVliet
	Its:	Chairman and Chief Executive Officer

Date: July 17, 2009
By:
/s/ Cho Nam Sang
Cho Nam Sang
Director and VP International Affairs

Date: July 17, 2009
By:
/s/ Richard S. Henderson
Richard S. Henderson
President and Director

Date: July 17, 2009
By:
/s/ Tan Yee Hean
Tan Yee Hean
Director